Exhibit 99.1

News Announcement

CONTACT:

Richard Gaetz, President/CEO

Fayaz Suleman, VP Finance/CFO

Vitran Corporation Inc.

416/596-7664

FOR IMMEDIATE RELEASE

VITRAN COMPLETES REFINANCING OF SENIOR CREDIT FACILITIES

TORONTO, ONTARIO (December 1, 2011) – Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), a North American transportation and supply chain firm, today announced that it has signed and closed the two previously-announced credit agreements, replacing the current credit agreement which was due to expire in 2012. Vitran signed a new, three-year bank agreement with a four-bank syndicate led by JPMorgan Chase Bank, for an asset-based revolving credit facility to provide up to $85 million. Vitran also signed a new $45.7 million seven-year real estate term credit facility secured by Vitran’s four Canadian LTL transportation facilities.

Under the agreements, Vitran:

•	Increased liquidity and improved the terms and conditions with a new debt structure that provides Vitran additional flexibility to invest in its business

•	Reduced interest rate spreads under the new revolving credit facility for LIBOR and Canadian BA-rated loans by a minimum of 125 basis points

•	Extracted substantial value from its Canadian real estate in the form of a seven-year term facility at a fixed rate of 475 basis points

•	Created additional borrowing capacity under the new revolving credit facility as Vitran’s business continues to grow.

Vitran President and Chief Executive Officer Rick Gaetz stated, “We look forward to our continued partnership with JPMorgan and our new real estate lender. We are extremely pleased to have positioned Vitran with the flexibility to continue to execute our operating plan. In addition we reduced our blended all-in interest rate to approximately 3.75% at current interest rates.”

Vitran Corporation, 12/01/11	page 2 of 2

New SCO Distribution Facility

Vitran also announced today its Supply Chain Operation will be opening a new Dedicated Distribution Center in Tacoma, Washington effective April, 2012. “We are excited with our continued expansion on the West coast of the United States. Our management team continues its positive momentum from 2011 as we build the Vitran Supply Chain brand,” concluded Mr. Gaetz.

About Vitran Corporation Inc.

Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload and supply chain services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project”, “may”, “plans”, “continue”, “will”, “focus should” “endeavor” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran’s actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading “General Risks and Uncertainties.” Many of these factors are beyond the Company’s control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.

# # #